EXHIBIT 5.1
-----------                      April 22, 2009

PHAZAR CORP
101 SE 25th Avenue
Mineral Wells, TX 76067

         Re:      Registration Statement on Form S-3

Dear Sirs:

        We have acted as counsel for PHAZAR CORP, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement"), with respect to the resale of up to 97,000 shares of its common stock, par value $0.01 per share (the "Shares") which are currently issued and outstanding.

        We examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we deemed necessary or advisable for purposes of this opinion. We assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies.

        As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

        Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Shares were duly authorized for issuance when issued.
         2. The Shares are validly issued, fully paid and non-assessable.

        This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
                                   Very truly yours,

                                   /s/ Whitaker, Chalk, Swindle, & Sawyer, LLP

                                   Whitaker, Chalk, Swindle, & Sawyer, LLP

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